STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

ECO ALLIES INC.

,

Work Order #: W2022020701925
February 7, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 6083

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20222085987	2/7/2022 11:17:00 AM	Approved	1	$175.00	$175.00
Amendment After Issuance of Stock	Expedite Fee	20222085987	2/7/2022 11:17:00 AM	Approved	1	$125.00	$125.00
Total							$300.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6442755763566558703094	Success	$300.00
Total			$300.00

Credit Balance: $0.00

ECO ALLIES INC.

,

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

02/08/2022

Work Order Item Number: W2022020701925-1898833
Filing Number: 20222085987
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 2/7/2022 11:17:00 AM
Filing Page(s): 5

Indexed Entity Information:

Entity ID: E8174282020-2

Entity Name: ECO ALLIES INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
THE CORPORATE PLACE, INC.
601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E8174282020-2
Barbara K. Cegavske	Filing Number 20222085987
Secretary of State State Of Nevada	Filed On 2/7/2022 11:17:00 AM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Eco Allies Inc.

Entity or Nevada Business Identification Number (NVID): NV20201853484

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 91.3%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 02/01/2022 Time: 12:01 AM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article VIII and Designation Series A Preferred Shares (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ John H. Honour — CEO Signature of Officer or Authorized Signer — Title X ________________ — ________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Article VIII

The Corporation is authorized to issue two classes of stock, to be designated, respectively, common stock and preferred stock. The total number of shares which the Corporation is authorized to issue is 50,010,000 shares. The total number of common stock shares is 50,000,000, par value $0.001 per share, and the total number of preferred stock shares is 10,000, par value $0.001 per share.

The preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation ("Board") is expressly authorized to provide for the issuance of any of the Preferred Stock in one or more series, and to fix the number of shares and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participation, options, or other rights and qualification, limitation, or restriction thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares in compliance with the Laws of the State of Nevada, and the Corporation's ByLaws. The Board is also expressly authorized to increase or decrease the number of shares of such series then outstanding only in accordance with the terms and rights attached to the shares under the designation authorizing them.

CERTIFICATE OF DESIGNATION
OF SERIES A CONVERTIBLE PREFERRED STOCK OF
ECO ALLIES INC.

ECO ALLIES INC.. (the "Company"), a corporation organized and existing under the laws of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and the Board of Directors of the Company, has adopted resolutions (a) authorizing the creation of 10 shares of preferred stock, designated as Series A Preferred Stock, $0.001 par value per share ("Preferred A Stock"), of the Company and (b) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations, or restrictions thereof, as follows:

1. Dividends and Distributions

1.1. Dividend Rate and Rights. Holders of the Preferred A Stock shall not be entitled to receive dividends. But for distributions upon dissolution of the Company, the Series A holders shall take pro rata such distributions with the holders of the common stock ("Common Stock") of the Corporation, in proportion to the respective voting powers of each..

1.2. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Preferred A Stock in the same manner as provided to the holders of the Common Stock, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

2. No Change in Voting Power of the Series A Preferred Stock

2.1. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, or through any reorganization transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred A Stock

against any impairment, except with the written consent of the holder(s) of the Series A Preferred Stock.

3. Liquidation Preference.

3.1 Distribution of Assets in Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed to all holders of Preferred A Stock and pro rata with the holders of Common Stock based on the respective voting power of the Common and Preferred A shares.

4. Voting Rights.

4,1 The record holder(s) of the Preferred A Stock shall have the right to vote on any matter with holders of common stock voting together as one class. A holder of the Series A Preferred Stock shall be entitled to the number of votes on such matters ("Voting Power") equal to the results of the of calculation described following, whose components are: (a) the number of shares of the Series A Preferred Stock held by such holder being the multiplicand; (b) the number of issued and outstanding shares of the Company's common stock, on a fully diluted basis as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, being the multiplier; the product of the multiplicand and the multiplier, being the product; the product then becoming the dividend, with the dividend divided by; (c) 0.2 (two tenths) being the divisor. The result of this dividend and divisor formula is the Quotient. The Quotient is equal to the number of votes eligible to be cast by the holder(s) of the Series A Preferred Stock Voting Power in any matter with the holders of the common stock voting as one class.

4.2 The record holders of the Preferred A Stock shall be entitled to the same notice of any regular or special meeting of the shareholders as may or shall be given to holders of common shares entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of common shareholders which in any way precludes the Preferred A Stock from exercising its voting or consent rights as though it is a common stock shareholder.

4.3 For purposes of determining a quorum for any regular or special meeting of the shareholders, the ten shares of Preferred A Stock shall be included and shall be deemed as the equivalent of the Preferred A Voting Power in determining along with all shares of Common Stock represented at and entitled to vote at such meetings with regard to quorum requirements.

5. Re-Issuance.

5.1 No share or shares of Preferred A Stock acquired by the Corporation for any reason shall be reissued as Preferred A Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

6. Notices.

6.1. Form of Notice. Unless otherwise specified in the Corporation's Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Preferred A Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

7. Protective Provisions.

7.1 So long as any shares of the Series A Preferred Stock shall remain outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting together as one class:(a) alter or change the rights, preferences or privileges of the shares of the Series A Preferred Stock so as to affect materially and adversely such shares; or (b) create any new class of shares having preference over the Series A Preferred Stock. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance

of any of the terms of this Certificate of Designation, and will at all times carry out all the provisions of this Certificate of Designation and take all action as may be required to protect the rights of the Series A Preferred Holder(s).

8. Transferability.

8.1 This Series A Preferred Stock shall be transferable and may be assigned by the Holder(S) to anyone of its choosing without the Company's approval subject to applicable securities laws. Holder covenants not to engage in any unregistered public distribution of the Series A Preferred Stock when making any assignments.

9. Miscellaneous.

9.1 The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

9.2 Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

9.2 Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

****

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ECO ALLIES INC.

Nevada Business Identification # NV20201853484
Expiration Date: 07/31/2022

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/08/2022.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202202082377890
You may verify this certificate online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

The Corporate Place, INC.
601 E Charleston Blvd. Suite 100
Las Vegas, NV 89104, USA

Work Order #: W2020100201832
October 2, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 57868

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Correction	20200958607	10/2/2020 1:16:00 PM	Approved	1	$300.00	$300.00
Total						$300.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6016735960436753803068	Success	$300.00
Total			$300.00

Credit Balance: $0.00

The Corporate Place, INC.
601 E Charleston Blvd. Suite 100
Las Vegas, NV 89104, USA

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/05/2020

Work Order Item Number:	W2020100201832-861499
Filing Number:	20200958607
Filing Type:	Certificate of Correction
Filing Date/Time:	10/2/2020 1:16:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E8174282020-2	**Entity Name:** ECO ALLIES INC.
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent

THE CORPORATE PLACE, INC.

601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E8174282020-2
Barbara K. Cegavske	Filing Number 20200958607
Secretary of State State Of Nevada	Filed On 10/2/2020 1:16:00 PM
	Number of Pages 1

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: ECO ALLIES INC. Entity or Nevada Business Identification Number (NVID): E8174282020-2
2. Document:	Name of document with inaccuracy or defect: Articles of Incorporation
3. Filing Date:	Filing date of document which correction is being made: 07/29/2020
4. Description:	Description of inaccuracy or defect: Article 6. The box is not checked for this to be a benefit corporation.
5. Correction:	Correction of inaccuracy or defect: Article 6. This corporation is a Benefit Corporation and the box should have been checked
6. Signature: (Required)	X [signature] Signature Date

This form must be accompanied by appropriate fees.